Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Managing Board of NYSE Euronext

11 Wall Street,

New York,

New York, 10005

United States of America

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2007, with respect to the consolidated financial statements of Euronext N.V., Amsterdam, The Netherlands, included in the Registration Statement (Form S-4) and related prospectus of NYSE Euronext.

Amsterdam, The Netherlands

February 29, 2008

Ernst & Young Accountants